                                                                  EXHIBIT (D)(6)

                          NITINOL MEDICAL TECHNOLOGIES
                   NONQUALIFIED STOCK OPTION LETTER AGREEMENT

                                    Date of Grant:  May 6, 1996
                                    No. of Shares:  77,622 (reflects all
                                    adjustments to the common stock of the
                                    Company through February 20, 1997)

1. Grant of Option. FOR VALUE RECEIVED, Nitinol Medical Technologies, Inc., a Delaware corporation (the "Company"), hereby grants to Randall Davis ("Optionee"), the following nonqualified option ("Option") to subscribe for and purchase, upon the terms and conditions hereinafter set forth, an aggregate of 77,622 shares (which number reflects all adjustments to the common stock of the Company from the date of the grant through February 20, 1997 and, subject to future adjustment as hereinafter provided) of the Company's common stock, par value $.001 per share ("Stock") at an exercise price equal to $6.95 per share ("Exercise Price"). It is understood that this Option is not intended to constitute an incentive stock option as that term is defined in Section 422A of the Internal Revenue Code of 1986, as amended and is not being issued pursuant to any plan of the Company.

2. Term. The term of the Option is ten years from date of grant, unless sooner terminated.

3. Exercise. The Optionee may exercise the vested portion of the Option in whole or in part, but not as to any fractional shares, by surrender of this Option and by delivering to the Company a Notice of Exercise, substantially in the form attached hereto as Exhibit A, pursuant to which Optionee agrees that he or she is purchasing the shares of Stock for investment purposes and not with a view to distribution otherwise than in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to offer to sell, sell or otherwise dispose of, any of such shares acquired by Optionee pursuant to this Option in violation of the Securities Act or any applicable state securities laws, together with a certified check or bank check in the amount of the aggregate Exercise Price for the number of shares to be purchased pursuant to such exercise. Unless the Board of Directors of the Company, in its sole discretion, determine otherwise, the Option may also be exercised by the delivery of a properly executed Notice of Exercise together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any applicable withholding taxes.

4. Payment for Shares. The Shares purchased shall be deemed to be issued to the Optionee on the date on which the Option is surrendered and payment is made for the shares. Certificates representing the shares purchased shall be delivered to the Optionee with ten days after the rights represented by the Option have been properly exercised. Unless the Option shall have expired or shall have been fully exercised, a new Stock Option Letter Agreement in the same form as this Stock Option Letter Agreement representing any number of shares for which this Option shall not have been exercised, shall also be delivered to the Optionee within that time.

5. Termination. The Option will terminate immediately after cessation of your relationship with the Company or any subsidiary thereof, unless cessation is due to death, in which case the Option shall terminate 12 months after cessation of such relationship, or if cessation is due to retirement or disability, in which case the Option shall terminate three months after cessation of such relationship.

6. Transfer of Option. The Option is not transferable, except by will or by applicable laws of descent and distribution or pursuant to a qualified domestic relations order.

7. Vesting. During the period of Optionee's continuous relationship with the Company or any subsidiary thereof, the Option shall become exercisable in equal monthly installments on the last day of each month over a 36 month period commencing on the last day of the month during which this Option has been granted.

8. Shares to be Fully Paid; Reservation. The Company covenants and agrees that when issued and paid for in accordance with the terms of this Stock Option Letter Agreement, the shares of Common Stock underlying this Option shall, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges related to the issuance of the shares. The Company further covenants and agrees that during the period within which the rights represented by this Option may be exercised, the Company shall, at all times, have authorized and reserved for the purpose of issuance or transfer on exercise of this Option a sufficient number of shares subject to this Option to provide for its exercise.

9. Adjustment of Number of Option Shares. The number and class of shares covered by this Option, and the exercise price per share thereof (but not the total price), shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split or consolidation of shares or any like capital adjustment, or the payment of any stock dividend. Any adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

10. Legend. The Optionee consents to the placement of any legend required by applicable state securities laws and of the following legend on each certificate representing the Stock:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ANY MAY NOT BE SOLD, TRANSFERRED, EXCHANGED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (2) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OF OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED, OR (3) A "NO ACTION" LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE SECURITIES EXCHANGE COMMISSION TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED IN CONNECTION THEREWITH."

11. Assignment. This Option, without the prior written consent of the Company, may not be sold, conveyed, assigned, or otherwise transferred and any such attempt to transfer shall be void ab initio. Notwithstanding the foregoing, this Option may be transferred to the Optionee's spouse or children by operation of law or otherwise in the event of the Optionee's death.

12. No Shareholder Rights. The Optionee shall have no rights as a shareholder of the Company with respect to shares of Common Stock covered by this Option until payment for such shares shall have been made in full and until the date of issuance of a stock certificate for such shares.

13. Lock-Up Agreement. Upon request of the Company, the Optionee agrees to execute an agreement, in form and substance satisfactory to the managing underwriter or underwriters of the Company's securities, not to sell, pledge, contract to sell, grant any option or otherwise dispose of any shares of Stock owned or acquired by the Optionee upon exercising of this Option for such period of time as requested by such underwriter in connection with any public offering of the Company's securities.

14.  Miscellaneous.

(a) This Agreement shall be construed in accordance with and governed by, the internal laws of the State of Delaware (without reference to its rules as to conflicts of law).
(b) This Agreement may only be modified by a writing signed by each of the parties hereto.
(c) The section headings herein are for convenience only and shall not affect the construction thereof.
(d) All notices hereunder shall be in writing and if to the Company, shall be delivered personally to the Secretary of the Company or mailed, by certified mail, return receipt requested or guaranteed next business day delivery service to its principal office, addressed to the attention of the Secretary, and if to the Optionee, shall be delivered personally or mailed, by certified mail, return receipt requested or by guaranteed next business day delivery service to the address noted on the signature page of this Share Option Agreement. Either party may change its address for receipt of notices by advising the other party of such change in writing in accordance with the preceding sentence.
(e) This Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.
(f) This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior communications, representations agreements, negotiations and understandings between the parties hereto.

     IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer as of this 20th day of February, 1997.

                              NITINOL MEDICAL TECHNOLOGIES, INC.


                              /s/ Theodore I. Pincus
                              ----------------------
                              Name:  Theodore I. Pincus
                              Title:  Chief Financial Officer


                              OPTIONEE


                              Signature:/s/ Randall W. Davis
                                        --------------------

                              Name:  Randall W. Davis
                                     ----------------
                                       (please print)

                              Address:____________________________

                              ------------------------------------

                              ------------------------------------

                                   EXHIBIT A
                                   ---------



                               NOTICE OF EXERCISE
                               ------------------


     The undersigned, pursuant to a Nonqualified Stock Option Letter Agreement (the "Agreement") between the undersigned and Nitinol Medical Technologies, Inc. (the "Company"), hereby irrevocably elects to exercise purchase rights represented by the Agreement, and to purchase thereunder _______ shares (the "Shares") of the Company's common stock, $.001 par value ("Common Stock"), covered by the Agreement and herewith makes payments in full therefor.

     1. If the sale of the Shares and the resale thereof has not, prior to the date hereof, been registered pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended (the "Act"), the undersigned hereby agrees, represents, and warrants that:
     (a) the undersigned is acquiring the Shares for his or her own account (and not for the account of others), for investment and not with a view to the distribution or resale thereof;
     (b) by virtue of his or her position, the undersigned has access to the same kind of information which would be available in a registration statement filed under the Act;
     (c) the undersigned is a sophisticated investor;
     (d) the undersigned understands that he or she may not sell or otherwise dispose of the Shares in the absence of either (i) a registration statement filed under the Act or (ii) an exemption from the registration provisions thereof; and

     (e) the certificates representing the Shares may contain a legend to the effect of subsection (d) of this Section.

     2. If the sale of the Shares and the resale thereof has been registered pursuant to a registration statement filed and declared effective under the Act, the undersigned hereby represents and warrants that he or she has received the applicable prospectus and a copy of the most recent annual report, as well as all other material sent to stockholders generally.

     3. The undersigned acknowledges that the number of shares of Common Stock subject to the Agreement is hereafter reduced by the number of shares of Common Stock represented by the Shares.

                                  Very truly yours,

                                 ____________________________________________
                                 (type name under signature line)

                                 Social Security No._________________________

                                 Address:____________________________________

                                 ____________________________________________

                       NITINOL MEDICAL TECHNOLOGIES, INC.

                   NONQUALIFIED STOCK OPTION LETTER AGREEMENT

TO:  Randall Davis

     This letter is to inform you of, and to correct, a typographical error in the Termination Section of the Nonqualified Stock Option Letter Agreement with a grant date of May 6, 1996 (the "Agreement") entered into between you and Nitinol Medical Technologies, Inc. (the "Company"), pursuant to which the Company granted to you a stock option.

     The Termination Section of the Agreement inadvertently and incorrectly states that if your relationship with the Company ceases for any reason any other than death, disability or retirement, your option would terminate upon such cessation. This Section of the Agreement also states that in the case of termination of your relationship with the Company due to death or disability you may exercise, for a twelve (12) month period and a three (3) month period, respectively, that portion of your option which is exercisable at the time of such termination.

     In accordance with the intention of the Board of Directors of the Company at the time of the grant, the Termination Section of the Agreement should have stated the following: In the case of termination other than termination for cause, death or disability, you may exercise, for a three (3) month period, that portion of your option which is exercisable at the time of such cessation. If the termination is for cause, the option granted automatically terminates as of the first discovery by the Company of any reason for termination for cause. In the case of termination of your relationship with the Company due to death or disability, you may exercise for a twelve (12) month period that portion of your option which is exercisable at the time of such termination.

     The option granted to you under the Agreement is subject to the Termination Section as corrected above, and not as stated previously in the Agreement.

     Any questions regarding the foregoing should be addressed to Ted Pincus, Executive Vice President and Chief Financial Officer of the Company.

                              Very truly yours,

                              Nitinol Medical Technologies, Inc.


                              By:  /s/ Theodore I. Pincus
                                   ----------------------
                              Name:  Theodore I. Pincus
                              Title:  Executive Vice President and
                                         Chief Financial Officer